UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                AUGUST 10, 1995

                            BAYOU STEEL CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                    33-22603              72-1125783
(State or other jurisdiction        (Commission         (I.R.S. Employer
     of incorporation)              File Number)       Identification No.)


              RIVER ROAD, P.O. BOX 5000, LAPLACE, LOUISIANA  70069
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (504) 652-4900
              (Registrant's telephone number, including area code)

                              NOT APPLICABLE
      (Former name or former address, if changed since last report.)

Item 5.   OTHER EVENTS

     On August 10, 1995, Bayou Steel Corporation, ("the Company") filed in Delaware court a request for injunctive relief and a request for a jury trial against the United Steelworkers of America, International, AFL-CIO-CLC; United Steelworkers of America, Local 9121 (collectively the "Union"); and the International Union Department of the American Federation of Labor - Congress of Industrial Organizations ("IUD"). On March 21, 1993, the Union initiated a strike against the Company and has also waged a so-called "corporate campaign" against the Company.

     The lawsuit charges the union with numerous violations of the Racketeer Influenced and Corrupt Organizations Act (RICO), federal securities fraud, extortion and a number of other allegations related to the union's violence and threats of violence. The lawsuit was filed in the United States District Court in Delaware, where the Company is Incorporated. The Company brought this action to stop these activities and to recover the damages it has suffered.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



BAYOU STEEL CORPORATION
     (Registrant)

By /s/ Richard J. Gonzalez
   Richard J. Gonzalez,
   Vice President, Chief Financial
   Officer, Treasurer and Secretary

Date:  August 10, 1995